                                                                     EXHIBIT 4.1


                               Bell Sports, Inc.
                                   as Issuer

                               Bell Sports Corp.
                                  as Guarantor


                                  $150,000,000

                         11% Senior Subordinated Notes
                              due August 15, 2008

                                 _____________


                                   INDENTURE

                          Dated as of August 17, 1998


                                 _____________


                         Harris Trust and Savings Bank

                                   as Trustee

                               TABLE OF CONTENTS
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ARTICLE 1         DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.1         DEFINITIONS.........................................................    2
    SECTION 1.2         OTHER DEFINITIONS...................................................   26
    SECTION 1.3         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...................   27
    SECTION 1.4         RULES OF CONSTRUCTION...............................................   28

ARTICLE 2         THE NOTES

    SECTION 2.1         FORM AND DATING.....................................................   28
    SECTION 2.2         EXECUTION AND AUTHENTICATION........................................   29
    SECTION 2.3         REGISTRAR AND PAYING AGENT..........................................   30
    SECTION 2.4         PAYING AGENT TO HOLD MONEY IN TRUST.................................   30
    SECTION 2.5         HOLDER LISTS........................................................   31
    SECTION 2.6         TRANSFER AND EXCHANGE...............................................   31
    SECTION 2.7         REPLACEMENT NOTES...................................................   49
    SECTION 2.8         OUTSTANDING NOTES...................................................   49
    SECTION 2.9         TREASURY NOTES......................................................   50
    SECTION 2.10        TEMPORARY NOTES.....................................................   50
    SECTION 2.11        CANCELLATION........................................................   50
    SECTION 2.12        DEFAULTED INTEREST..................................................   50
    SECTION 2.13        CUSIP NUMBERS.......................................................   52

ARTICLE 3         REDEMPTION AND PREPAYMENT

    SECTION 3.1         NOTICES TO TRUSTEE..................................................   52
    SECTION 3.2         SELECTION OF NOTES TO BE REDEEMED...................................   52
    SECTION 3.3         NOTICE OF REDEMPTION................................................   53
    SECTION 3.4         EFFECT OF NOTICE OF REDEMPTION......................................   54
    SECTION 3.5         DEPOSIT OF REDEMPTION PRICE.........................................   54
    SECTION 3.6         NOTES REDEEMED IN PART..............................................   55
    SECTION 3.7         OPTIONAL REDEMPTION.................................................   55
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                                       i
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    SECTION 3.8         NO MANDATORY REDEMPTION.............................................   56

ARTICLE 4          COVENANTS

    SECTION 4.1         PAYMENT OF NOTES....................................................   56
    SECTION 4.2         MAINTENANCE OF OFFICE OR AGENCY.....................................   56
    SECTION 4.3         REPORTS.............................................................   57
    SECTION 4.4         COMPLIANCE CERTIFICATE..............................................   57
    SECTION 4.5         TAXES...............................................................   58
    SECTION 4.6         STAY, EXTENSION AND USURY LAWS......................................   59
    SECTION 4.7         CHANGE OF CONTROL...................................................   59
    SECTION 4.8         ASSET SALES.........................................................   61
    SECTION 4.9         RESTRICTED PAYMENTS.................................................   65
    SECTION 4.10        INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK..........   69
    SECTION 4.11        LIENS...............................................................   72
    SECTION 4.12        DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES......   72
    SECTION 4.13        LIMITATION ON LAYERING DEBT.........................................   73
    SECTION 4.14        TRANSACTIONS WITH AFFILIATES........................................   73
    SECTION 4.15        MAINTENANCE OF PROPERTIES AND INSURANCE.............................   74
    SECTION 4.16        LINE OF BUSINESS....................................................   75
    SECTION 4.17        CORPORATE EXISTENCE.................................................   75
    SECTION 4.18        STATUS AS AN INVESTMENT COMPANY.....................................   75

ARTICLE 5           SUCCESSORS

    SECTION 5.1         MERGER, CONSOLIDATION, OR SALE OF ASSETS............................   76
    SECTION 5.2         SUCCESSOR CORPORATION SUBSTITUTED...................................   76

ARTICLE 6           DEFAULTS AND REMEDIES

    SECTION 6.1         EVENTS OF DEFAULT...................................................   77
    SECTION 6.2         ACCELERATION........................................................   79
    SECTION 6.3         OTHER REMEDIES......................................................   80
    SECTION 6.4         WAIVER OF PAST DEFAULTS.............................................   80
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                                       ii
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    SECTION 6.5         CONTROL BY MAJORITY..................................................  80
    SECTION 6.6         LIMITATION ON SUITS..................................................  81
    SECTION 6.7         RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT........................  82
    SECTION 6.8         COLLECTION SUIT BY TRUSTEE...........................................  82
    SECTION 6.9         TRUSTEE MAY FILE PROOFS OF CLAIM.....................................  82
    SECTION 6.10        PRIORITIES...........................................................  83
    SECTION 6.11        UNDERTAKING FOR COSTS................................................  83

ARTICLE 7           TRUSTEE

    SECTION 7.1         DUTIES OF TRUSTEE....................................................  84
    SECTION 7.2         RIGHTS OF TRUSTEE....................................................  85
    SECTION 7.3         INDIVIDUAL RIGHTS OF TRUSTEE.........................................  86
    SECTION 7.4         TRUSTEE'S DISCLAIMER.................................................  87
    SECTION 7.5         NOTICE OF DEFAULTS...................................................  87
    SECTION 7.6         REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES...........................  87
    SECTION 7.7         COMPENSATION AND INDEMNITY...........................................  88
    SECTION 7.8         REPLACEMENT OF TRUSTEE...............................................  89
    SECTION 7.9         SUCCESSOR TRUSTEE BY MERGER, ETC.....................................  90
    SECTION 7.10        ELIGIBILITY; DISQUALIFICATION........................................  90
    SECTION 7.11        PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY....................  91

ARTICLE 8           LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    SECTION 8.1         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.............  91
    SECTION 8.2         LEGAL DEFEASANCE AND DISCHARGE.......................................  91
    SECTION 8.3         COVENANT DEFEASANCE..................................................  92
    SECTION 8.4         CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...........................  92
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                                      iii
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    SECTION 8.5         DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                         OTHER MISCELLANEOUS PROVISIONS......................................  94
    SECTION 8.6         REPAYMENT TO COMPANY.................................................  95
    SECTION 8.7         REINSTATEMENT........................................................  95

ARTICLE 9          AMENDMENT, SUPPLEMENT AND WAIVER

    SECTION 9.1         WITHOUT CONSENT OF HOLDERS OF NOTES..................................  96
    SECTION 9.2         WITH CONSENT OF HOLDERS OF NOTES.....................................  97
    SECTION 9.3         COMPLIANCE WITH TRUST INDENTURE ACT..................................  99
    SECTION 9.4         REVOCATION AND EFFECT OF CONSENTS....................................  99
    SECTION 9.5         NOTATION ON OR EXCHANGE OF NOTES.....................................  99
    SECTION 9.6         TRUSTEE TO SIGN AMENDMENTS, ETC...................................... 100

ARTICLE 10        SUBORDINATION

    SECTION 10.1        AGREEMENT TO SUBORDINATE............................................. 100
    SECTION 10.2        LIQUIDATION; DISSOLUTION; BANKRUPTCY................................. 100
    SECTION 10.3        DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS............................ 101
    SECTION 10.4        ACCELERATION OF NOTES................................................ 102
    SECTION 10.5        WHEN DISTRIBUTION MUST BE PAID OVER.................................. 102
    SECTION 10.6        NOTICE BY COMPANY.................................................... 103
    SECTION 10.7        SUBROGATION.......................................................... 103
    SECTION 10.8        RELATIVE RIGHTS...................................................... 104
    SECTION 10.9        SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY......................... 104
    SECTION 10.10       DISTRIBUTION OR NOTICE TO REPRESENTATIVE............................. 105
    SECTION 10.11       RIGHTS OF TRUSTEE AND PAYING AGENT................................... 105
    SECTION 10.12       AUTHORIZATION TO EFFECT SUBORDINATION................................ 106
    SECTION 10.13       AMENDMENTS........................................................... 106
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                                       iv
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ARTICLE 11        GUARANTY

    SECTION 11.1        GUARANTY...........................................................   106
    SECTION 11.2        EXECUTION AND DELIVERY OF GUARANTY.................................   108
    SECTION 11.3        GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.................   109
    SECTION 11.4        RELEASE OF GUARANTORS..............................................   110
    SECTION 11.5        LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS.....   111
    SECTION 11.6        APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR.......   112
    SECTION 11.7        SUBORDINATION OF GUARANTY..........................................   112

ARTICLE 12         MISCELLANEOUS

    SECTION 12.1        TRUST INDENTURE ACT CONTROLS.......................................   113
    SECTION 12.2        NOTICES............................................................   113
    SECTION 12.3        COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES......   114
    SECTION 12.4        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.................   114
    SECTION 12.5        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION......................   115
    SECTION 12.6        RULES BY TRUSTEE AND AGENTS........................................   115
    SECTION 12.7        NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                         AND STOCKHOLDERS..................................................   116
    SECTION 12.8        GOVERNING LAW......................................................   116
    SECTION 12.9        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS......................   116
    SECTION 12.10       SUCCESSORS.........................................................   116
    SECTION 12.11       SEVERABILITY.......................................................   116
    SECTION 12.12       COUNTERPART ORIGINALS..............................................   116
    SECTION 12.13       TABLE OF CONTENTS, HEADINGS, ETC...................................   117
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                                       v

                                    EXHIBITS
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Exhibit A      FORM OF NOTE...................................................   A-1
Exhibit B      FORM OF GUARANTY...............................................   B-1
Exhibit C      CERTIFICATE OF TRANSFEROR......................................   C-1

          INDENTURE dated as of August 17, 1998, among Bell Sports, Inc., a California corporation (the "Company"), Bell Sports Corp., a Delaware corporation as a guarantor, and Harris Trust and Savings Bank, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Series A Senior Subordinated Notes due 2008 (the "Series A Notes") and the 11% Series B Senior Subordinated Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

 SECTION 1.1   DEFINITIONS

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Notes" means any additional Notes that may be issued pursuant to this Indenture after the Issue Date, other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 15% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means (i) the sale, lease (other than operating leases), conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such Person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such Person but excluding Cash Equivalents liquidated in the ordinary course of business) other than to the Company or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, provided that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to Article 5 hereof, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) the sale or disposal of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; (d) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (e) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (f) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case undertaken in good faith, (g) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (h) the sale of the assets described in the letter agreement dated July 7, 1998 between the Company and Pactuco, Inc. (relating to the sale of certain Rantoul, Illinois manufacturing assets), (i) Permitted Investments or Permitted Liens, or
(j) the sale, lease, conveyance or other disposition of any Restricted Investment or the assets of, equity interest in, or claims against, any Unrestricted Subsidiary.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Broker-Dealer" means any broker-dealer that receives Series B Notes for its own account in the Exchange Offer in exchange for Series A Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if consideration is given by the Company, the only consideration given is common stock with no redemption rights and no special privileges, preferences, or special voting rights.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CBCI" means CB Capital Investors, L.P.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-l or the equivalent thereof or from Moody's is at least P-l or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition,
(d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in regulated money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

     "Cedel" means Cedel Bank, S.A., or its successors.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) (A) prior to the initial public offering (other than a public offering pursuant to a registration statement on Form S-8) of the Common Stock of the Company or of Holdings (for so long as the Company is a wholly owned Subsidiary of Holdings) both (x) Brentwood Associates Buyout Fund II, L.P. and Charlesbank Equity Fund IV, Limited Partnership and their Related Persons (collectively, the "Permitted Holders") shall own directly or indirectly less than 50% of the aggregate ordinary voting power for the election of directors ("Voting Power") represented by the issued and outstanding Capital Stock of the Company and (y) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing Voting Power greater than that owned by the Permitted Holders or (B) subsequent to the initial public offering (other than a public offering pursuant to a registration statement on Form S-8) of the Common Stock of the Company or of Holdings (for so long as the Company is a wholly owned Subsidiary of Holdings), both (x) the Permitted Holders shall directly or indirectly own less than 30% of the aggregate Voting Power represented by the issued and outstanding Capital Stock of the Company and (y) any other Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing greater than 35% of the aggregate Voting Power of the Company; (iii) during any two-year period the directors who constituted the Board of Directors of the Company at the beginning of such period, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is any designee of the Permitted Holders or was nominated by such Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) at any time after the Issue Date, the Company no longer continues, for Federal income tax purposes, to be a member of the affiliated group of Holdings under circumstances that would accelerate, for Federal income tax purposes, the recognition of any material unrealized gain in respect of Holdings' investment account in the Company.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing shall likewise apply to any subsequent successor or successors.

     "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were considered in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries required to be reflected as expenses on the books and records of the Company, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to the Company or one of its Subsidiaries, and (vi) all other extraordinary nonrecurring gains and extraordinary nonrecurring losses shall be excluded.

     "Convertible Subordinated Debentures" means 4 1/4% Convertible Subordinated Debentures due 2000 of Holdings.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Credit Agreement, dated as of August 17, 1998, by and among the Company and Societe Generale, as administrative agent, and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, extended, restated or refinanced from time to time, including any agreement restructuring or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided that the total amount of Indebtedness is not thereby increased beyond the amount that may then be incurred at such time pursuant to the covenant described in Section 4.10 hereof.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12 hereof.

     "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior Indebtedness."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "Distribution Compliance Period" means the period as defined in Regulation
S.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an underwritten public offering of Equity Interests of the Company, or of Holdings (for so long as the Company is a wholly owned Subsidiary of Holdings), other than Disqualified Stock, pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     "Exchange Offer Registration Statement" has the meaning given to such term in the Registration Rights Agreement.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, amortization of deferred financing fees, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person, that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary of the Company) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, retires, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, retirement, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the

Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing and refinancing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means any Wholly Owned Subsidiary of the Company organized and incorporated in a jurisdiction outside of the United States that primarily conducts its business outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "George Employment Agreement" means the Amended and Restated Employ ment Agreement dated as of February 17, 1998 among Holdings, the Company and Mary J. George.

     "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep well, to purchase assets, goods, letters of credit, reimbursement agreements, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has corresponding meaning.

     "Guarantor" means (i) Holdings and (ii) any Subsidiary of the Company that becomes a guarantor of the Notes pursuant to the terms hereof.

     "Guarantor Senior Indebtedness" means (i) all Obligations in respect of the Senior Bank Debt and any Guarantee by a Guarantor of the Senior Bank Debt and
(ii) any other Indebtedness incurred, created or assumed by a Guarantor (including Post-Petition Interest, Expense and Indemnity Claims, whether or not allowable or enforceable as a claim in a case commenced under Bankruptcy Law or any other receivership, reorganization, insolvency or liquidation proceeding), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subornated in right of payment to the Guarantee by a Guarantor of the Notes. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness shall not include (w) any liability for federal, state, local, or other taxes owed or owing by a Guarantor, (x) any Indebtedness of a Guarantor (other than a Guarantee of Senior Bank Debt under the Credit Agreement) to any of its Subsidiaries or other Affiliates or (y) any trade payables.

     "Guaranty" shall have the meaning provided in Section 11.1.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Holdings" means Bell Sports Corp., a Delaware corporation, and its successors and assigns.

     "Indebtedness" means, with respect to any Person on the date of determination, any (i) principal of, interest premium, if any, and fees in respect of indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable or warranty or service obligations in the ordinary course of business incurred in the ordinary course of business, but only (other than with respect to letters of credit and Hedging Obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a consolidated balance sheet of such Person prepared in accordance with GAAP, (ii) all obligations of such Person with respect to any conditional sale or title retention agreement, (iii) the amount of all Obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock, (iv) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), and (v) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

     "Intercompany Note" means that certain promissory note dated August 17, 1998, made by Holdings in favor of the Company with respect to the unpaid principal amount of all loans and advances made by the Company to Holdings in connection with the Transactions.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding guarantees of Indebted ness of the Company or any Subsidiary to the extent such guarantee is permitted by the covenant described in Section 4.10 hereof), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in good faith in the ordinary course of business), transfers of assets outside the ordinary course of business other than Asset Sales, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified, as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

     "Investors" means Charlesbank Equity Fund IV, Limited Partnership and Brentwood Associates Buyout Fund II, L.P., together with their respective affiliates.

     "Investors and CBCI Investments" means, collectively, (i) the investment by the Investors of an aggregate of (a) $45,000,000 in the equity of HB Acquisition Corpora tion and (b) $15,000,000 in Bell Sports Corp.'s Senior Discount Debentures due 2009, and (ii) the exchange by CBCI of shares of Common Stock of Bell Sports Corp. with an aggregate value of $5,000,000 for equity of HB Acquisition Corporation.

     "Issue Date" means the date of first issuance of the Notes under this Indenture.

     "Junior Securities" means securities (i) that are subordinated, at least to the same extent as the Notes are subordinated to Senior Indebtedness, to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, and all securities issued in exchange for, or on account of, Senior Indebtedness or Guarantor Senior Indebtedness, as applicable ("Reorganization Senior Debt"),
(ii) that have a final maturity date and Weighted Average Life to Maturity that is the same or greater than the Notes or the Guaranty and (iii) that are not secured by any collateral; provided, that, in the case of subordination in respect of Senior Bank Debt under the Credit Agreement and any Reorganization Senior Debt issued in exchange therefor or on account thereof, "Junior Securities" means securities (i) that are subordinated, at least to the same extent as the Notes are subordinated to Senior Indebtedness, to all Obligations in respect of Senior Bank Debt and any Guarantee thereof and all Reorganization Senior Debt issued in exchange for, or on account of, Obligations in respect of Senior Bank Debt or any such Guarantee, as applicable, (ii) that (A) have a final maturity date occurring after the last scheduled final maturity date of all Senior Bank Debt under the Credit Agreement or Reorganization Senior Debt issued in respect thereof that is outstanding on the date of issuance of such securities and (B) are not subject to any required principal payment, sinking fund payment or redemption prior to such last scheduled final maturity date and
(iii) that are not secured by any collateral.

     "Lee Employment Agreement" means the Amended and Restated Employment Agreement dated as of February 17, 1998 among Holdings, the Company and Terry G. Lee.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar statutes) of any jurisdiction).

     "Liquidated Damages" means, the amounts payable by the Company, if any, pursuant to the Registration Rights Agreement.

     "Merger" means the merger of HB Acquisition Corporation, a Delaware corporation, with and into Holdings pursuant to an Agreement and Plan of Recapitalization and Merger, as amended, dated as of February 17, 1998.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or equity contribution in respect of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less the sum of all payments, fees, commissions, and customary and reasonable expenses

(including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or equity contribution in respect of Qualified Capital Stock.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash and Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) and, with respect to Section
4.9 hereof by the Company or any Subsidiary in respect of the sale of an Unrestricted Subsidiary and the sale, liquidation or repayment for cash of a Restricted Investment, in each case, net of the direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax-sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or any other amounts with respect to such Indebtedness or for any claim based on such Indebtedness and that enforcement of obligations on such Indebtedness is limited solely to recourse against interests in specified assets.

     "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

     "Notes" means the Series A Notes, the Series B Notes and the Additional Notes.

     "Obligations" means any principal, interest, fees, expense reimbursements, indemnities and other liabilities payable, whether at maturity, upon redemption by declaration or otherwise pursuant to the terms contained in the documentation governing any Indebtedness.

     "Offering" means the Offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.5 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

     "Permitted Investments" means (a) any Investments in (i) the Company, (ii) a Wholly Owned Subsidiary of the Company that is a Guarantor or (iii) a Foreign Subsidiary, that, in the case of each of (i), (ii) and (iii) above, is engaged in one or more Related Businesses; (b) Investments in Wholly Owned Subsidiaries of the Company that are not Foreign Subsidiaries and that are engaged in one or more Related Businesses in an amount not to exceed (at the time of Investment) 35% of the total assets of the Company, as determined pursuant to its most recently available balance sheet; (c) any Investments in Cash Equivalents; (d) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in one or more Related Businesses or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company and that is engaged in one or more Related Businesses; (e) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.8 hereof; (f) Investments outstanding as of the date of this Indenture, including but not limited to the Intercompany Note; (g) Investments in the form of promissory notes of members of the Company's management in consideration of the purchase by such members of Equity Interests (other than Disqualified Stock) in the Company or the Guarantor (not to exceed in the aggregate $1,000,000 at any time); (h) Investments which constitute Existing Indebtedness of the Company or any of its Subsidiaries; (i) accounts receivable, endorsements for collection or deposits arising in the ordinary course of business; and (j) other Investments in any Person or Persons that do not in the aggregate exceed $5,000,000 at any time outstanding; provided, however, that to the extent there would be, and to avoid, any duplication in determining the amounts of investments outstanding under this clause (j) any amounts which were credited under clause (c) of Section 4.9 hereof shall reduce the amounts outstanding under this clause (j).

     "Permitted Liens" means (i) Liens securing Senior Indebtedness; (ii) Liens in favor of the Company or a Wholly Owned Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, including any Liens securing Permitted Refinancing Indebtedness with respect thereto; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed in the aggregate $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) easements, rights-of-way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries, (xi) Purchase Money Liens (including extensions and renewals thereof); (xii) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof, (xiii) judgment and attachment Liens not giving rise to an Event of Default; (xiv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xv) Liens arising out of consignment or similar arrangements for the sale of goods; (xvi) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xvii) Liens on assets of Subsidiaries with respect to Acquired Indebtedness (including Liens securing Permitted Refinancing Indebtedness with respect thereto;) provided such Liens are only on assets or property acquired with such Acquired Indebtedness and that such Liens were not created in contemplation of or in connection with such Acquisition; (xviii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceeding, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (xix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods; (xx) Liens securing Hedge Obligations that are otherwise permitted under this Indenture;
(xxi) Liens securing Indebtedness of Foreign Subsidiaries of the Company; (xxii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries; (xxiii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xxiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

     "Permitted Payments to Holdings" means without duplication, (a) payments to Holdings in an amount sufficient to permit Holdings to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries including any reasonable professional fees and expenses not in excess of $500,000 in the aggregate during any consecutive 12-month period, (b) payment to Holdings to enable Holdings to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns, to the extent that Holdings has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries; provided, however that (i), notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by Company and any of its U.S. Subsidiaries in respect of their Federal income tax liability, such payment shall be determined assuming that Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated Federal income tax return and that Holdings and each such U.S. Subsidiary is a member of the Company Affiliated Group and (ii) any Tax Payments shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings' receipt of such payment or refunded to the party from whom Holdings received such payments.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection with such refinancing and the amount of any premium or prepayment penalty paid in connection with such Refinancing Transaction to the extent in accordance with the terms of the document governing such Indebtedness (except for any modification to any such document made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, plus, in each case accrued interest on such Indebtedness being Refinanced; (b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Post-Petition Interest, Expense and Indemnity Claims" means (i) in the case of any Senior Bank Debt interest at the rate (including the applicable post-default rate) set forth in the Credit Agreement and expense reimbursement and indemnity claims accruing (or that, if allowable, would have accrued) after commencement of any case under Bankruptcy Law or any other receivership, reorganization, insolvency or liquidation proceeding, whether or not such interest, expense reimbursement or indemnity is an allowable claim in such proceeding), and (ii) in the case of any other Senior Indebtedness, interest accruing after the date of the commencement of any bankruptcy proceeding at the rate specified in the applicable governing documentation, whether or not allowable as a claim in such proceeding.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the acquisition, including, in the case of a Capital Lease, the lease, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or another Person incurred or assumed to finance solely the acquisition, including, in the case of a Capital Lease, the lease, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any Capital Stock of the Company, or, if expressly applicable, Holdings (for so long as the Company is a wholly owned Subsidiary of Holdings), that is not Disqualified Stock.

     "Record Date" means a Record Date specified in the Notes, whether or not such date is a Business Day.

     "Reg S Global Note" means a Reg S Temporary Global Note or Reg S Permanent Global Note.

     "Reg S Permanent Global Note" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

     "Reg S Temporary Global Note" means a temporary Global Note in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Related Person" with respect to any Permitted Holder means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of any individual) of such Permitted Holder, (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which, consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (A), or (C), in the case of Harvard Private Capital Holdings, Inc., Charlesbank Fund IV, Limited Partnership.

     "Representative" means an indenture trustee or other trustee, agent or representative for any holders of Senior Indebtedness.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Note" means a Note, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the Credit Agreement, including, without limitation, Post-Petition Interest, Expense and Indemnity Claims, whether or not allowable or enforceable as a claim in a case commenced under Bankruptcy Law or any other receivership, reorganization, insolvency or liquidation proceeding.

     "Senior Discount Notes" means the 14% Senior Discount Notes due 2009 of Holdings and any notes issued in substitution therefor having the same interest rate, interest payment date and maturity date terms as they exist on the Issue Date.

     "Senior Indebtedness" means (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred, created or assumed by the Company (including Post-Petition Interest, Expense and Indemnity Claims, whether or not allowable or enforceable as a claim in a case commenced under Bankruptcy Law or any other receivership, reorganization, insolvency or liquidation proceeding) under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness (other than Senior Bank Debt under the Credit Agreement) of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables, or (z) any Indebtedness that is incurred in violation of this Indenture.

     "Series A Notes" means the 11% Series A Senior Subordinated Notes due 2008.

     "Series B Notes" means the 11% Series B Senior Subordinated Notes due 2008.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

     "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

     "Tender Offer" means the tender offer by Holdings for up to $62,500,000 aggregate principal amount of its Convertible Subordinated Debentures pursuant to an Offer to Purchase dated as of June 30, 1998, as amended on July 24, 1998.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transactions" means, collectively, the Offering, the initial borrowings under the Credit Agreement, the Investors and CBCI Investments, the Merger, the Tender Offer and the transactions contemplated thereby.

     "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.6 hereof.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Definitive Notes" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebted ness of the Company or any of its Subsidiaries, and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolutions giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.9 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted nor incurred as of such date under Section
4.10 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10 hereof, and
(ii) no Default or Event of Default would be in existence following such designation.

     "U.S. Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each of the remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twentieth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary.")


 SECTION 1.2   OTHER DEFINITIONS

                                           Defined in
                    Term                     Section
                    ----                     -------
          "Acceleration Notice"               6.2
          "Affiliate Transaction"             4.14

          "Asset Sale Offer"                    4.8
          "Bankruptcy Law"                      6.1
          "Change of Control Offer"             4.7
          "Change of Control Payment"           4.7
          "Change of Control Payment Date"      4.7
          "Covenant Defeasance"                 8.3
          "DTC"                                 2.3
          "Event of Default"                    6.1
          "Excess Proceeds"                     4.8
          "Legal Defeasance"                    8.2
          "Offer Amount"                        4.8
          "Offer Period"                        4.8
          "Paying Agent"                        2.3
          "Payment Blockage Notice"            10.3
          "Payment Default"                    10.3
          "Purchase Date"                       4.8
          "Registrar"                           2.3
          "Restricted Payments"                 4.9

SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

 SECTION 1.4   RULES OF CONSTRUCTION

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2

                                   THE NOTES

 SECTION 2.1   FORM AND DATING

          The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges of Definitive Notes" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Definitive Notes" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Company, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          The terms and provisions contained in the forms of Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

 SECTION 2.2   EXECUTION AND AUTHENTICATION

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

 SECTION 2.3   REGISTRAR AND PAYING AGENT

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar and Paying Agent, unless otherwise stated herein.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

 SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

 SECTION 2.5   HOLDER LISTS

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

 SECTION 2.6   TRANSFER AND EXCHANGE

          (a) Transfer and Exchange of Global Notes.  A Global Note may not be
              -------------------------------------
transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 or Rule 904 under the

Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a). Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
              -----------------------------------------------------------------
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note.
                   --------------------------------------------------------
     Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in
                    ------------------------------------------------------------
     Global Notes.  In connection with all transfers and exchanges of beneficial
     ------------
     interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (iii)  Transfer of Beneficial Interests to Another Restricted
                      ------------------------------------------------------
     Global Note.  A beneficial interest in any Restricted Global Note may be
     -----------
     transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the U.S. Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item
          (2) thereof.

               (iv)  Transfer and Exchange of Beneficial Interests in a
                     --------------------------------------------------
     Restricted Global Note for Beneficial Interests in the Unrestricted Global
     --------------------------------------------------------------------------
     Note. A beneficial interest in any Restricted Global Note may be exchanged
     ----
     by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agree ment and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private

          Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive
                   -----------------------------------------------------------
Notes.
-----

               (i) Beneficial Interests in Restricted Global Notes to Restricted
                   -------------------------------------------------------------
     Definitive Notes.  If any holder of a beneficial interest in a Restricted
     ----------------
     Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.
Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii)  Beneficial Interests in Restricted Global Notes to
                     --------------------------------------------------
     Unrestricted Definitive Notes.  A holder of a beneficial interest in a
     -----------------------------
     Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agree ment and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item
          (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii)  Beneficial Interests in Unrestricted Global Notes to
                      ----------------------------------------------------
     Unrestricted Definitive Notes.  If any holder of a beneficial interest in
     -----------------------------
     an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in
     Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted

     Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

               (iv)  Transfer or Exchange of Reg S Temporary Global Notes.
                     ----------------------------------------------------
     Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (d) Transfer and Exchange of Definitive Notes for Beneficial
                   --------------------------------------------------------
Interests.
---------

               (i) Restricted Definitive Notes to Beneficial Interests in
                   ------------------------------------------------------
     Restricted Global Notes.  If any Holder of a Restricted Definitive Note
     -----------------------
     proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted

          Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
          (2) thereof,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the U.S. Global Note, and in the case of subparagraph (C) above, the Reg S Global Note.

               (ii)  Restricted Definitive Notes to Beneficial Interests in
                     ------------------------------------------------------
     Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may
     -------------------------
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agree ment and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in
                     --------------------------------------------------------
     Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may
     -------------------------
     exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes.
              --------------------------------------------------------------
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

               (i) Restricted Definitive Notes to Restricted Definitive Notes.
                   ----------------------------------------------------------
     Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Notes to Unrestricted Definitive
                    ------------------------------------------------------
     Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
     Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agree ment and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (ii) Unrestricted Definitive Notes to Unrestricted Definitive
                    --------------------------------------------------------
     Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes
     -----
     to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer.  Upon the occurrence of the Exchange Offer in
              --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this
Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Series B Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii), and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          The Opinion of Counsel for the Company referenced above shall state that:

               (i) the Series B Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

               (ii) when the Series B Notes are executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, any Guarantees thereof will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (g) Legends.  The following legends shall appear on the face of
                   -------
all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)  Private Placement Legend.
                    ------------------------

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE
          U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE.
          BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
          HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
          (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULA TION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREE MENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL

          ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
          2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii)  Global Note Legend. To the extent required by the
                     ------------------
     Depositary, each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

          SECTION 2.6(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (iii)  Reg S Temporary Global Note Legend.  To the extent
                      ----------------------------------
     required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE,
          AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

               (h) Cancellation and/or Adjustment of Global Notes.  At such
                   ----------------------------------------------
time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (i) General Provisions Relating to Transfers and Exchanges.
                   ------------------------------------------------------

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 4.7 and 4.8 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

 SECTION 2.7   REPLACEMENT NOTES

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

 SECTION 2.8   OUTSTANDING NOTES

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

 SECTION 2.9   TREASURY NOTES

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

 SECTION 2.10   TEMPORARY NOTES

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

 SECTION 2.11  CANCELLATION

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and
no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

 SECTION 2.12  DEFAULTED INTEREST

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

 SECTION 2.13  CUSIP NUMBERS

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may
                                           --------
state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

SECTION 3.1  NOTICES TO TRUSTEE

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2  SELECTION OF NOTES TO BE REDEEMED

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 45 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3  NOTICE OF REDEMPTION

          Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

            (a)   the redemption date;

            (b)   the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

 SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

 SECTION 3.5  DEPOSIT OF REDEMPTION PRICE

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption unless the Company defaults in such payments due on the redemption date. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

 SECTION 3.6  NOTES REDEEMED IN PART

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

 SECTION 3.7   OPTIONAL REDEMPTION

               (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section
3.7 prior to August 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

     YEAR                                     PERCENTAGE
     ----                                     ----------

     2003...................................  105.500%
     2004...................................  103.667%
     2005...................................  101.833%
     2006 and thereafter....................  100.000%

               (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to August 15, 2001, the Company may, at its option (but shall not have the obligation to), redeem up to 35% of the aggregate principal amount of the Notes issued hereunder at a redemption price of 111.00% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds received by the Company from one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes issued hereunder remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

               (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

 SECTION 3.8   NO MANDATORY REDEMPTION

           The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.


                                   ARTICLE 4

                                   COVENANTS

 SECTION 4.1   PAYMENT OF NOTES

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company shall notify the Trustee of the amount of Liquidated Damages, if any, within one day of any payment date. In the absence of such notice, the Trustee is conclusively entitled to assume that no Liquidated Damages are payable under the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3 hereof.

SECTION 4.3   REPORTS

          (a) For so long as Holdings is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Company is a wholly owned Subsidiary of Holdings, the Company shall deliver to the Trustee, and to each Holder, Holdings' annual, quarterly and current reports pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after such reports have been filed with the SEC; provided, however; in the event that either (i) Holdings is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) the Company is no longer a wholly owned Subsidiary of Holdings, then whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to all Holders
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and

Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of a registration statement with respect to the Exchange Offer, the Company and Holdings, as the case may be, shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

               (b) For so long as any Transfer Restricted Notes remain outstanding, the Company and Holdings (for so long as the Company is a wholly owned Subsidiary of Holdings) shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 SECTION 4.4   COMPLIANCE CERTIFICATE

               (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5   TAXES

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6   STAY, EXTENSION AND USURY LAWS

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7   CHANGE OF CONTROL

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment") on a date (the "Change of Control Payment Date") no later than 60 Business Days after the occurrence of the Change of Control. Within 35 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice, which offer shall remain open for at least 20 Business Days following its commencement, but in any event no longer than 30 Business Days. The Company and the Guarantors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Prior to complying with the provisions of this Section 4.7, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this Section 4.7.
The Company will not be required to purchase any Notes until it has complied with the preceding sentence, but the Company's failure to make a Change of Control Offer when required or to purchase tendered Notes when tendered would constitute an Event of Default.

          If the Change of Control Payment Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

SECTION 4.8   ASSET SALES

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any Senior Indebtedness of the Company or any Indebtedness of any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) that is assumed by the transferee of any such assets and from which the Company or such Subsidiary is unconditionally released from liability and
(y) any notes, securities or other obligations received by the Company or any such Subsidiaries from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received) shall, in each case, be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from the Asset Sale for which such Notes or obligations were received.

          The Company or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option, within 360 days after the consummation of such Asset Sale, (a) to permanently reduce any Senior Indebtedness or any Indebtedness of its Subsidiaries (and in the case of any senior revolving indebtedness of the Company or its Subsidiaries correspondingly permanently to reduce commitments with respect thereto), (b) to make capital expenditures, for the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a Related Business or (c) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall be required to make an unconditional and irrevocable offer to all Holders of Notes (an "Asset Sale Offer") and to holders of other Indebtedness of the Company outstanding ranking on a parity with the Notes with similar provisions requiring the Company to make a similar offer with proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, to purchase the maximum principal amount (or accreted value, as applicable) of Notes and such other Indebtedness, if any, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis in increments of $1,000 with such Indebtedness. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          Any Asset Sale Offer shall remain open for at least 20 Business Days, but in any event no longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.8 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

          If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest

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

Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a
Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this
Section 4.8 and the length of time the Asset Sale Offer shall remain open;

               (b) the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest on and after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder

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

delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.8. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

 SECTION 4.9   RESTRICTED PAYMENTS

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' or any of its direct or indirect parent's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or

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

any direct or indirect parent of the Company or other Affiliate or Subsidiary of the Company (other than any such Equity Interests owned by the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to or pari passu with (unless, in the case of pari passu Indebtedness only, such purchase, redemption, defeasance, acquisition or retirement is made, or offered (if applicable), pro rata with the Notes or the Guaranty, if applicable) the Notes or any Guaranty, as applicable (and other than the Notes or the Guaranty, as applicable), except for any scheduled repayment or at the final maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable trailing four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.10 hereof; and

               (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (vi), (vii) and (viii), but excluding Restricted Payments permitted by clauses (ii), (iii),
(iv), (v) and (ix) of the next succeeding paragraph), is less than the sum of
(i) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this clause (c) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Cash Proceeds received directly by the Company after the Issue Date from a Capital Contribution or from the issue or sale of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Unrestricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of any cash dividends received by the Company or a Wholly Owned Subsidiary of the Company after

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

the Issue Date from an Unrestricted Subsidiary of the Company, plus (iv) 100% of the Net Proceeds realized by the Company or a Wholly Owned Subsidiary of the Company upon the sale of any Unrestricted Subsidiary of the Company or any Wholly Owned Subsidiary of the Company (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) to a Person other than the Company or a Subsidiary or Unrestricted Subsidiary of the Company following the Issue Date, plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold to a Person other than the Company or a Subsidiary or Unrestricted Subsidiary of the Company for cash or Cash Equivalents or otherwise liquidated or repaid by a Person other than the Company or a Subsidiary or Unrestricted Subsidiary of the Company for cash or Cash Equivalents, the amount of Net Proceeds received directly by the Company or a Wholly Owned Subsidiary of the Company with respect to such Restricted Investment.

          The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Investment, directly or indirectly, in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent Capital Contribution or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that any Net Cash Proceeds that are utilized for any such Restricted Investment, and any Net Income resulting therefrom, shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph; (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that any Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph; (iv) the defeasance, redemption, repurchase, acquisition or other retirement of pari passu or subordinated Indebtedness with the cash proceeds from an incurrence of Permitted Refinancing Indebtedness or, in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that any Net Cash Proceeds that are utilized for any such defeasance, redemption, repurchase, and any Net Income resulting therefrom, shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph; (v) the repurchase, redemption, or other acquisition or retirement

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

for value of any Equity Interests of the Company or any Subsidiary of the Company or Holdings held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management agreement or stock option or other agreement entered into in good faith for proper purposes in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (A) $5,000,000 and (B) the aggregate cash proceeds received by the Company from any reissuance of Equity Interests by Holdings or the Company to members of management of the Company and its Subsidiaries (provided that cash proceeds referred to in this clause (B) shall be excluded from clause (c)(ii) of the preceding paragraph), and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $1,000,000 made on and after the Issue Date; (vii) pro rata dividends and other distributions on the Capital Stock of any Subsidiary of the Company by such Subsidiary; (viii) payments in lieu of fractional shares in an amount not to exceed $250,000 in the aggregate made on and after the Issue Date; (ix) Permitted Payments to Holdings; (x) the sale or liquidation of a Restricted Investment, provided no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and
(xi) the amount required from the Company to discharge Holdings' obligations with respect to (A) the Merger (including amounts paid with respect to appraisal rights, if any, and any noncompetition agreements, and any execution bonuses)
(B) the Tender Offer and (C) any expenses directly related thereto.

          Additionally, the foregoing provisions of this covenant will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing, any payment to Holdings (i) made not more than 10 Business Days after an Interest Payment Date if the Company shall first have paid to the Holders all principal, premium (if any) and interest (and Liquidated Damages, if any) due and owing on the Notes on or prior to such Interest Payment Date and
(ii) used by Holdings concurrently with such payment (a) to make a scheduled interest payment on its Senior Discount Notes as required by the terms of its Senior Discount Notes relating to the amount and timing of interest payments and maturity as they exist on the Issue Date, (b) to make a scheduled interest payment or payment of principal on its Convertible Subordinated Debentures or
(c) to repurchase the Convertible Subordinated Debentures. The full amount of any Restricted Payments made pursuant to clause (ii)(a) of this paragraph, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (c) of the first paragraph of this covenant.

          The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of

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

making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value (as reasonably determined in good faith by the Board of Directors) of such Investments at the time of such designation and (z) the original fair market value (as reasonably determined in good faith by the Board of Directors) of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary to be designated otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this Section 4.9 were computed, which calculations may be based upon the Company's latest available financial statements.

 SECTION 4.1   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock or Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1 (the "Ratio Test"), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period;

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

and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall be not included (except for any such guarantees, liens or obligations with respect to letters of credit supporting Indebtedness incurred by a Subsidiary in support of Indebtedness (other than Senior Indebtedness) of the Company). The foregoing provisions will not apply to:

           (a) the incurrence of Indebtedness by the Company or its Subsidiaries under the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its subsidiaries thereunder) not to exceed an amount equal to $85,000,000, less the aggregate amount of all Net Proceeds of Asset Sales applied to reduce permanently the outstanding amount or, as applicable, the commitments with respect to such Indebtedness pursuant to Section 4.8 hereof;

           (b)  Existing Indebtedness;

           (c) the incurrence by the Company and Subsidiaries of the Company that are Guarantors of Indebtedness represented by the Notes and the Guaranty pursuant to the terms of this Indenture;

           (d) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, in an aggregate principal amount at any time outstanding (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness) not to exceed $2,500,000;

           (e) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture pursuant to the Ratio Test or Clauses (b) or (c) of this Section 4.10 to be incurred or was outstanding on the Issue Date, after giving effect to the Transactions;

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

           (f) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

           (g) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations or purchase of foreign currencies that are incurred for the purpose of (i) fixing or hedging interest rate risk with respect to any floating rate Indebtedness or (ii) fixing or hedging currency risks that is permitted by this Indenture to be incurred;

           (h) the incurrence by the Company or any of its Subsidiaries of Indebtedness in an aggregate amount at any time outstanding (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness) not to exceed $12,500,000;

           (i) the incurrence by the Company or any Subsidiary of Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptance and letters of credit provided by the Company and its Subsidiaries in the ordinary course of business in an aggregate amount (including any indebted ness incurred to refinance, retire, renew, defease, refund or otherwise replace any such indebtedness) at any time outstanding of not more than $10,000,000; and

           (j) Indebtedness incurred by the Company or any of its Subsidiaries arising from agreements or their respective bylaws providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries to any Person acquiring all or a portion of such business or assets of a Subsidiary of the Company for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company or any of its Subsidiaries in connection with such disposition.

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

          Notwithstanding any other provision of this covenant, a Guarantee by a Guarantor of Indebtedness of the Company or another Guarantor permitted by the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

          Indebtedness or Disqualified Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

SECTION 4.11  LIENS

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are secured by such Lien on an equal and ratable basis; provided that if the Obligation secured by any Lien is subordinate or junior in right of payment to the Notes, the Lien securing such Obligation shall be subordinate and junior to the Lien securing the Notes with the same or lesser relative priority as such Obligation shall have been with respect to the Notes.

 SECTION 4.12  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECT ING SUBSIDIARIES

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, (c) this Indenture and the

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

Notes or Indebtedness permitted to be incurred pursuant to this Indenture and ranking pari passu with the Notes or the Guaranty, as applicable, to the extent such restrictions are no more restrictive than those of this Indenture, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) Purchase Money Obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above only on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien as set forth in clause (xi) of the definition of "Permitted Lien," (i) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract, (j) Senior Indebtedness or Guarantor Senior Indebtedness permitted to be incurred under this Indenture and incurred on or after the date of this Indenture, (k) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced thereby, or (l) any restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such transaction.

SECTION 4.13  LIMITATION ON LAYERING DEBT

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any document or instrument relating thereto is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes. The Guarantors shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any document or instrument relating thereto is subordinate or junior in right of payment to any Guarantor Senior Indebtedness and senior in any respect in right of payment to the Guaranty.

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SECTION 4.14  TRANSACTIONS WITH AFFILIATES

     The Company shall not, and shall not permit any of its Subsidiaries to enter into any transaction (including the sale, lease, exchange, transfer or other disposition of any of its properties or assets or services, or the purchase of any properties, assets or services), or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions entered into after the date of this Indenture involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transactions comply with clause (i) above and that such Affiliate Transactions have been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transactions or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a favorable written opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transactions from a financial point of view issued by an investment banking firm of national standing in the United States, or in the event such transaction is a type that investment bankers do not generally render fairness opinions, a valuation or appraisal firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions: (A) the Corporate Development and Administrative Services Agreement dated August 17, 1998 among the Company, Holdings, Brentwood Private Equity, L.L.C. and Charlesbank Capital Partners, LLC as in effect on the Issue Date, so long as no Event of Default shall have occurred and be continuing; (B) the Stockholders Agreement dated August 17, 1998 among Holdings and the stockholders listed as signatories thereto; (C) indemnification agreements entered into by the Company with any of its officers and directors; (D) any employment or consulting agreement entered into by the Company or any of its Subsidiaries in good faith and in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary (including the Lee Employment Agreement and the George Employment Agreement as in effect on the Issue Date); (E) transactions between or among the Company and/or its Wholly Owned Subsidiaries; and (F) transactions permitted by Section
4.9 hereof. In addition, none of the Transactions shall be deemed to be Affiliate Transactions.

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SECTION 4.15   MAINTENANCE OF PROPERTIES AND INSURANCE

          The Company and Subsidiaries of the Company that are Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.15 shall prevent the Company or any Subsidiary of the Company that is a Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company and Subsidiaries of the Company that are Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.

SECTION 4.16   LINE OF BUSINESS

          Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

 SECTION 4.17   CORPORATE EXISTENCE

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its

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

Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.18   STATUS AS AN INVESTMENT COMPANY

          The Company shall not and shall not permit any of its Subsidiaries to become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.1   MERGER, CONSOLIDATION, OR SALE OF ASSETS

          The Company will not in a single transaction or series of related transactions consolidate or merge with or into (whether or not the Company is the surviving corporation) or directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists; (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph in Section 4.10 hereof; and (v) the Company shall have delivered to the

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Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. Notwithstanding the foregoing, the transactions constituting the Transactions shall be deemed to be expressly permitted under this Indenture and shall not require the execution and delivery of a supplemental indenture.

SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

          For the purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

 SECTION 6.1   EVENTS OF DEFAULT

           An "Event of Default" occurs if:

           (1) the Company defaults in the payment of interest or Liquidated Damages, if any, on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

           (2) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at

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     maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

           (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.7 or 4.8 hereof;

           (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for a period of 60 days after receipt of written notice given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

           (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium on such Indebtedness at maturity (after giving effect to any applicable grace period provided in such Indebtedness) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a payment default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

           (6) a nonappealable final judgment or final judgments for the payment of money (not fully covered by insurance) are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries and such judgment or judgments are not paid, bonded, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5,000,000;

           (7) except as otherwise permitted by this Indenture, the Guaranty shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person

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     acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Guaranty;

           (8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d) makes a general assignment for the benefit of its creditors;
     or

           (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

               (c) orders the liquidation of the Company or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

 SECTION 6.2   ACCELERATION

          If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1 relating to the Company, any Significant Subsidiary or

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any group of Subsidiaries that, taken together, would constitute a Significant
Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, by notice in writing to the Company (and to the Trustee if given by the Holders) (an "Acceleration Notice"), declare all the Notes to be due and payable immediately. Upon such declaration, the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.1, if applicable). If an Event of Default specified in clause (8) or (9) of Section
6.1 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, occurs, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.3   OTHER REMEDIES

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium or Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

 SECTION 6.4   WAIVER OF PAST DEFAULTS

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured

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

for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5   CONTROL BY MAJORITY

          Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, it being understood, however, that, subject to Section 7.1, the Trustee shall have no duty or obligation to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders, or that may involve the Trustee in personal liability. The Trustee may take any other action that it deems proper that is not inconsistent with any such direction.

SECTION 6.6   LIMITATION ON SUITS

           A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

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A Holder of a Note may not use this Indenture to prejudice the rights of another
Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8   COLLECTION SUIT BY TRUSTEE

          If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such

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

proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, provided, that nothing stated herein shall modify the rights as between the Holders of the Notes and the holders of the Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as set forth in Article 10 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10   PRIORITIES

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

           Third: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11   UNDERTAKING FOR COSTS

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess

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

reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.1   DUTIES OF TRUSTEE

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

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

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

 SECTION 7.2   RIGHTS OF TRUSTEE

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security reasonable to it or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Section 4.1 herein, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained "actual knowledge." As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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SECTION 7.4   TRUSTEE'S DISCLAIMER

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5   NOTICE OF DEFAULTS

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

          Within 60 days after each December 15 beginning with the December 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7   COMPENSATION AND INDEMNITY

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture

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and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless and to the extent such failure materially prejudices the Company's ability to defend against such claim or otherwise exercise its rights hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes, provided, that nothing stated herein shall modify the rights as between the Holders of the Notes and the holders of the Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as set forth in
Article 10 hereof.   Such Lien shall survive the satisfaction and discharge of
this Indenture, and the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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           The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

SECTION 7.8   REPLACEMENT OF TRUSTEE

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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          A successor Trustee shall deliver a written acceptance of its appoint ment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the require ments of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

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                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith including, without limitation, Section 7.7 hereof, and (d) this Article 8. The Company may exercise its option under this
Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3   COVENANT DEFEASANCE

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the

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conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, Sections 6.1(5) through 6.1(7) hereof shall not constitute Events of Default.

SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

           The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received

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

from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.1(8) or 6.1(9) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Bank Debt or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

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

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officer's Certificate, (a) through
(g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the trust), (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee satisfactory to the Company and the Trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6   REPAYMENT TO COMPANY

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any,

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Liquidated Damages, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7   REINSTATEMENT

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1   WITHOUT CONSENT OF HOLDERS OF NOTES

          Notwithstanding Section 9.2 of this Indenture, but subject to the consent of the holders of Designated Senior Indebtedness in the case of any amendment of or supplement to Article 10 or Section 11.7 hereof, or the definitions of terms used therein only insofar as such terms are used therein, the Company and the Trustee may

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

amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to comply with the procedures of the Depositary with respect to the provisions of this Indenture and the Notes relating to transfers and/or exchanges of the Notes.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2   WITH CONSENT OF HOLDERS OF NOTES

          Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.7 and 4.8 hereof) and the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject

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

to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (neither Section 4.7 nor 4.8 hereof shall constitute a provision with respect to the redemption of the Notes);

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

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium, if any, or interest on the Notes;

          (g) waive a redemption payment with respect to any Note (a payment required by either Section 4.7 or 4.8 hereof shall not constitute a redemption payment); or

          (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

          In addition, any amendment to, or supplement or waiver of, Article 10 or Section 11.7 of this Indenture, or the definitions of the terms used therein only insofar as such terms are used therein, will require the consent of the holders of Designated Senior Indebtedness.

SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the

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

consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10

                                 SUBORDINATION

SECTION 10.1   AGREEMENT TO SUBORDINATE

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes and the payment of principal of, premium, if any, and interest on the Notes and Liquidated Damages, if any, in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Obligations in respect of Senior

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Indebtedness (whether outstanding on the date hereof or hereafter issued, created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness.

SECTION 10.2   LIQUIDATION; DISSOLUTION; BANKRUPTCY

          Upon any distribution to creditors of the Company or a Guarantor in a liquidation or dissolution of the Company or a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Guarantor or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's or any Guarantor's assets and liabilities:

           (1) holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (including Post-Petition Interest, Expense and Indemnity Claims), before the Holders of the Notes or the Guaranty shall be entitled to receive any payment with respect to the Notes or the Guaranty (except that Holders of the Notes or the Guaranty may receive (i) Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof upon satisfaction of the conditions set forth in Section 8.4 hereof); and

           (2) until all Obligations due with respect to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (including Post-Petition Interest, Expense and Indemnity Claims) are paid in full in cash or Cash Equivalents, any distribution to which Holders of the Notes or the Guaranty would be entitled but for this Article shall be made to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (except that Holders of the Notes or the Guaranty may receive (i) Junior Securities and
     (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof upon satisfaction of the conditions set forth in Section 8.4 hereof).

SECTION 10.3   DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

          Neither the Company nor any Guarantor may make any payment or distribution in respect of the Notes or the Guaranty or acquire any Notes pursuant to

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Section 4.7 or 4.8 hereof (other than (i) Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to
Section 8.1 hereof upon satisfaction of the conditions set forth in Section 8.4 hereof) until all principal, interest and other Obligations with respect to the Senior Indebtedness or the applicable Guarantor Senior Indebtedness have been paid in full if:

               (a) a default in the payment of any principal, interest or any other Obligations due in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness (a "Payment Default"); or

               (b) a default, other than a Payment Default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.3 unless and until at least 360 days shall have elapsed since the effectiveness of the
     immediately prior Payment Blockage Notice.   No nonpayment default that
     existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being acknowledged that any subsequent action or any breach of any financial covenant for a period ending after the expiration of such Payment Blockage Period that, in either case, would give rise to a new default, even through it is a breach pursuant to any provision under which a prior default previously existed shall constitute a new default for this purpose.)

          The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

           (1) in the case of a default referred to in Section 10.3 (a) hereof, the date upon which the default is cured or waived, or

           (2) in the case of a default referred to in Section 10.3(b) hereof, the earlier of the date on which such default is waived or cured or 179 days pass after the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Indebtedness has been accelerated,

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if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

SECTION 10.4   ACCELERATION OF NOTES

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.5  WHEN DISTRIBUTION MUST BE PAID OVER

          In the event that the Trustee or any Holder receives any payment or distribution in respect of any Obligations with respect to the Notes or the Guaranty at a time when the Trustee has actual knowledge that such payment or distribution is prohibited by Section 10.2 or 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as their interests may appear or their Representative under the agreement (if any) pursuant to which Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid (including Post-Petition Interest, Expense and Indemnity Claims) to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.

          With respect to the holders of Senior Indebtedness, or Guarantor Senior Indebtedness, as applicable, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this
Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, or Guarantor Senior Indebtedness, as applicable, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall be entitled by virtue of this Article 10, except if such payment is made as a result of the bad faith, willful misconduct or gross negligence of the Trustee.

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

SECTION 10.6   NOTICE BY COMPANY

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes and the Guaranty to the Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as provided in this Article 10.

SECTION 10.7   SUBROGATION

          After all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to receive distributions applicable to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. A distribution made under this Article 10 to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, that otherwise would have been made to Holders is not, as between the Company or any Guarantor, as applicable, and Holders, a payment by the Company or such Guarantor, as applicable, on the Notes.

SECTION 10.8   RELATIVE RIGHTS

          This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. Nothing in this Indenture shall:

           (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

           (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable; or

           (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.9   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

          No right of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Guarantor, as applicable, or any Holder to comply with this Indenture. The holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, may extend, renew, modify or amend the terms of the Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION 10.10   DISTRIBUTION OR NOTICE TO REPRESENTATIVE

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, the distribution may be made and the notice given to their Representative. The Trustee acknowledges that Societe Generale is the initial Representative under the Credit Agreement. The Company shall provide the Trustee with notice of the name and address of any other Representative. In the absence of such notice, the Trustee may conclusively assume that no Representative exists.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11   RIGHTS OF TRUSTEE AND PAYING AGENT

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12   AUTHORIZATION TO EFFECT SUBORDINATION

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.9 hereof at least 30 days before the expiration of the time to file such claim, any Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13   AMENDMENTS

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of Designated Senior Indebtedness or their Representatives in accordance with the instruments governing the terms of such Designated Senior Indebtedness.


                                  ARTICLE 11

                                   GUARANTY

SECTION 11.1   GUARANTY

          At any time Notes are outstanding under this Indenture, the Company may cause any one or more of its Subsidiaries to become a Guarantor hereunder, in accordance with the terms of this Article 11. Subject to the provisions of this Article 11, and in consideration of good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, each of the Guarantors, jointly and severally, hereby unconditionally guarantees (the "Guaranty") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, and premium, if any, Liquidated Damages, if any and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately and before failure so to pay becomes an Event of Default. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guaranty, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company, but only if the obligations of the Company are so accelerated.

     Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimburse ment; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Guaranty will not be discharged except by payment in full of all principal, premium, if any, Liquidated Damages, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.1.

          If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, but otherwise only if the obligations of the Company are accelerated hereunder and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guaranty.

SECTION 11.2   EXECUTION AND DELIVERY OF GUARANTY

          To evidence the Guaranty set forth in Section 11.1 hereof, each of the Guarantors agrees that a Guarantee substantially in the form of the Guaranty included in Exhibit B shall be delivered and that this Indenture shall be executed on behalf of the

Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Guarantors.

          Each of the Guarantors agrees that the Guarantee set forth in this
Article 11 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

          If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note to which the Guaranty relates, the Guaranty shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

SECTION 11.3   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

          (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Guaranty of such Guarantor shall no longer have any force or effect.

          (b) Except as set forth in Article 4, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which such a Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of such a Guarantor, to a corporation other than the Company or another Guarantor (whether or not affiliated with such Guarantor) authorized to acquire and operate the same; provided, however, that, except as provided in Section 11.4 hereof, each such Guarantor hereby covenants and agrees that, upon any such consolidation, merger or transfer, the Guaranty, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by a supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation which shall have acquired such property.

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

In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guaranty and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of each Guaranty of all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. Each Guaranty so issued shall in all respects have the same legal rank and benefit under this Indenture as each Guaranty theretofore and thereafter issued in accordance with the terms of this Indenture as though each such Guaranty had been issued at the date of the execution hereof.

          (c) The Trustee, subject to the provisions of Section 11.4 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this
Section 11.3.  Such certificate and opinion shall comply with the provisions of
Section 11.5.

SECTION 11.4   RELEASE OF GUARANTORS

          (a) Without any further notice or action being required by any Person, any Guarantor, and each Subsidiary of such Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all obligations under its Guaranty and this Indenture, upon (i) the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, or 50% or more of the Equity Interests of any such Guarantor to Persons other than the Company and its Subsidiaries or (ii) the consolidation or merger of any such Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, Persons other than the Company and its Subsidiaries beneficially own more than 50% of the capital stock of such Guarantor, provided that, in either such case, the Net Proceeds of such sale, disposition, merger or consolidation are applied in accordance with Section 4.8 of this Indenture; or (iii) a Legal Defeasance or Covenant Defeasance, as set forth in Article 8.

          (b) The releases and discharges set forth in Section 11.4(a) shall be effective (i) in the case of releases and discharges effected pursuant to clause
(i) or (ii) of Section 11.4(a) by virtue of a sale, disposition, consolidation or merger, on the date of consummation thereof and (ii) in the case of releases and discharges effected pursuant to clause (iii) of Section 11.4(a), upon the date of Covenant Defeasance or

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

Legal Defeasance, as applicable. At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 11.4

          (c) Notwithstanding the foregoing provisions of this Article 11, (i) any Guarantor whose Guaranty would otherwise be released pursuant to the provisions of this Section 11.4 may elect, by written notice to the Trustee, to maintain such Guaranty in effect notwithstanding the event or events that otherwise would cause the release of such Guaranty (which election to maintain such Guaranty in effect may be conditional or for a limited period of time), and
(ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

SECTION 11.5   LIMITATION OF GUARANTOR'S LIABILITY; CERTAIN BANKRUPTCY EVENTS

          (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.
To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under the Guaranty of such Guarantor not constituting a fraudulent transfer or conveyance.

          (b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the

Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.


SECTION 11.6   APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR

          (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

          (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 as if references therein to the Company were references to such Guarantor.

          (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 12.2 as if references therein to Company were references to such Guarantor.

          (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 11.4 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 11.7   SUBORDINATION OF GUARANTY

          The Obligations of each Guarantor under its Guaranty pursuant to this
Article 11 shall be subordinated in right of payment to the prior payment in full of all Obligations in respect of Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors or distributions in any proceeding described in Section 10.2 hereof only at such times and on such conditions as they may receive and/or retain payments and distributions in respect of the Notes pursuant to this Indenture, including
Article 10 hereof, and (b) the rights and obligations of the relevant parties relative to the Guaranty and the Guarantor Senior Indebtedness shall be the same as their respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article 10.


                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.1   TRUST INDENTURE ACT CONTROLS

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 12.2   NOTICES

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Company:

               Bell Sports, Inc.
               6350 San Ignacio Avenue
               San Jose, California 95119
               Telephone No.:  (408) 574-3400
               Telecopier No.:  (408) 574-3436
               Attention:  Chief Financial Officer

           If to the Trustee:

               Harris Trust and Savings Bank
               311 West Monroe Street
               12/th/ Floor
               Chicago, Illinois  60606
               Telephone No.: (312) 461-2420
               Telecopier No.: (312) 461-3525

               Attention:  Corporate Trust Department

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6   RULES BY TRUSTEE AND AGENTS

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.8   GOVERNING LAW

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTY, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 12.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10   SUCCESSORS

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11   SEVERABILITY

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12  COUNTERPART ORIGINALS

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13   TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

  IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the day and year first above written.


                         BELL SPORTS, INC.,
                         as Issuer


                         By: /s/ Linda K. Bounds
                             -----------------------------------
                             Name:  Linda K. Bounds
                             Title: Senior Vice President, Chief
                                    Financial Officer, Secretary
                                    and Treasurer


                         BELL SPORTS CORP.,
                         as Guarantor


                         By: /s/ Linda K. Bounds
                             -----------------------------------
                             Name:  Linda K. Bounds
                             Title: Senior Vice President, Chief
                                    Financial Officer, Secretary
                                    and Treasurer


                         HARRIS TRUST AND SAVINGS BANK,
                         as Trustee


                         By: /s/ J. Bartolini
                             -----------------------------------
                             Name:  J. Bartolini
                             Title: Vice President

                                                                       Exhibit A

                                 [FORM OF NOTE]

                               BELL SPORTS, INC.

               11% [SERIES A] [SERIES B] SENIOR SUBORDINATED NOTE
                                    DUE 2008

                                                              CUSIP:  _________
No.                                                           $________________


     Bell Sports, Inc., a California corporation (hereinafter called the "Company" which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on August 15, 2008.

     Interest Payment Dates: February 15 and August 15; commencing February 15, 1999.

     Record Dates:  February 1 and August 1

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated: ____________, 1998

                              BELL SPORTS, INC.
                                 a California corporation

                              By:___________________________
                                 Name:
                                 Title:

                              By:___________________________
                                 Name:
                                 Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Notes described in the within-mentioned Indenture.


Harris Trust and Savings Bank
as Trustee



By:_____________________________
       Authorized Signatory


Dated:______________, 1998

                                 (Back of Note)

          11% [Series A] [Series B] Senior Subordinated Notes due 2008


     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/1/

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS

----------------
/1/  This paragraph should be included only for the Global Securities.

     DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE./2/

     THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE

--------------
/2/ This paragraph should be included only for the Reg S Temporary Global Securities.

     OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING./3/

     Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

     1. Interest. Bell Sports, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the preceding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date

------------
/3/  This paragraph should be included only for the Transfer Restricted
     Securities.

shall be February 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date (each, a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of this Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Harris Trust and Savings Bank, the Trustee under this Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of August 17, 1998 ("Indenture") between the Company, Holdings and the Trustee.
The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $150,000,000 (of which $110,000,000 will be issued as of August 17, 1998) in aggregate principal amount.

     5.  Optional Redemption.

          (a) Except as set forth in clause (b) of this Section of this Note, the Company shall not have the option to redeem the Notes prior to August 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

     YEAR                                     PERCENTAGE
     ----                                     ----------

     2003...................................  105.500%
     2004...................................  103.667%
     2005...................................  101.833%
     2006 and thereafter....................  100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section of the Notes, at any time prior to August 15, 2001, the Company may (but shall not have the obligation to) redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 111.00% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds received by the Company from one or more of Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

          (c) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

     6.  Mandatory Redemption.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.  Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase on a date (the "Change of Control Payment") no later than 60 Business Days after the occurrence of the Change of Control. Within 35 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice, which offer shall remain open for at least 20 Business Days following its commencement, but in any event no longer than 30 Business Days. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company will not be required to purchase any Notes until it has complied with the preceding sentence, but the Company's failure to make a Change of Control Offer when required or to purchase tendered Notes when tendered would constitute an Event of Default. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (b) The Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interest sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any Senior Indebtedness of the Company or any Indebtedness of any Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) that is assumed by the transferee of any such assets and from which the Company or such Subsidiary are unconditionally released from liability and (y) any notes, securities or other obligations received by the Company or any such Subsidiaries from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from the Asset Sale for which such Notes or obligations were received.

     The Company or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option within 360 days, (a) to permanently reduce any Senior Indebtedness and any Indebtedness of a Subsidiary (and in the case of any senior revolving indebtedness of the Company or its Subsidiaries correspondingly permanently to reduce commitments with respect thereto), (b) to make capital expenditures, for the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a Related Business, or (c) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will be required to make an unconditional and irrevocable offer to all Holders of Notes (an "Asset Sale Offer") and to holders of other Indebtedness of the Company outstanding ranking on a parity with the Notes with similar provisions requiring the Company to make a similar offer with proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, to purchase the maximum principal amount (or accreted value, as applicable) of Notes and such other Indebtedness, if any, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis in increments of $1,000 with such Indebtedness. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in this Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by this Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, this Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, this Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Guarantor) or that does not adversely affect the legal rights under this Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.7 and 4.8 of this Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with certain other agreements in this Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain nonappealable final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) a declaration that the Guaranty is unenforceable; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by the Holders). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Subordination. The Indebtedness evidenced by the Notes and the payment of principal of, premium, if any, and interest on and Liquidated Damages, if any, in respect of the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in
Article 10 of the Indenture.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under this Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of this Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     19. Notation of Guarantee. As more fully set forth in the Indenture, each of Holdings and the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, and premium, if any,

Liquidated Damages, if any and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees are subordinated in right of payment to the prior payment in full of all Obligations in respect of Guarantor Senior Indebtedness as set forth in
Article 10 of the Indenture and shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article 11 of the Indenture, is released from its Guaranty or whose Guaranty otherwise ceases to be applicable pursuant to the terms of the Indenture.

     When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     20. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     The Company will furnish to any Holder upon written request and without charge a copy of this Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Bell Sports, Inc.
               6350 San Ignacio Avenue
               San Jose, California 95119
               Telecopier No.: (408) 574-3436
               Attention: Chief Financial Officer

                                Assignment Form


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint____________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date:
     ---------------
                                 Your Signature:______________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:


__________________________________________________________________________

                       Option of Holder to Elect Purchase

    If you want to elect to have this Note purchased by the Company pursuant to
Section 4.7 or 4.8 of this Indenture, check the box below:

     [_]  Section 4.7          [_]  Section 4.8


    If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.7 or Section 4.8 of this Indenture, state the amount you elect to have purchased:
$___________


Date:_____________________        Your Signature:_______________________________
                                 (Sign exactly as your name appears on the Note)

                                  Tax Identification No.:____________________


Signature Guarantee:


__________________________________________________________________________

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE/4/


    The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                             Principal Amount of            Signature of
                      Amount of decrease in   Amount of increase in      this Global Note following     authorized officer of
                       Principal Amount of     Principal Amount of              such decrease             Trustee or Note
 Date of Exchange       this Global Note        this Global Note                 (or increase)               Custodian
-----------------     ---------------------   ---------------------      -------------------------      ---------------------

 /4/  This should be included only if the Note is issued in global form.

                                   EXHIBIT B

                                    GUARANTY

     The Guarantor listed below (hereinafter referred to as the "Guarantors," which term includes any successor or assign under this Indenture (the "Indenture") and any additional Guarantors), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, Liquidated Damages, if any, and interest on the 11% Senior Subordinated Notes due 2008 (the "Notes") of Bell Sports, Inc., a California corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium and Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other Obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of this Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guaranty.

     The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Guaranty and this Indenture are expressly set forth in Article 11 of this Indenture and reference is hereby made to such Indenture for the precise terms of this Guaranty.

     No stockholder, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guaranty by reason of his or its status as such stockholder, officer, director or incorporator.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guaranty is noted shall have been executed by the Trustee under this Indenture by the manual signature of one of its authorized officers.

     The obligations of each Guarantor under its Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     The obligations of each Guarantor under its Guaranty pursuant to Article 11 of the Indenture are subordinated in right of payment to the prior payment in full of all Obligations in respect of Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor on the same basis as the Notes are subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors or distributions in any proceedings described in Section 10.2 hereof only at such times and on such conditions as they may receive and/or retain payments and distributions in respect of the Notes pursuant to this Indenture, including Article 10 thereof, and (b) the rights and obligations of the relevant parties relative to the Guaranty and the Guarantor Senior Indebtedness shall be the same as their respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article 10 of this Indenture.

     THE TERMS OF ARTICLE 10 AND ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     Capitalized terms used herein have the same meanings given in this Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, the Guarantor has caused this Instrument to be duly executed.


                         Guarantor:

                         BELL SPORTS CORP.

                         By: /s/ Linda K. Bounds
                             --------------------------------
                             Name:  Linda K. Bounds
                             Title: Senior Vice President,
                                    Chief Financial Officer,
                                    Secretary and Treasurer

                                   EXHIBIT C


                        FORM OF CERTIFICATE OF TRANSFER

Bells Sports, Inc.
6350 San Ignacio Avenue
San Jose, California  95119
Attention:  Chief Financial Officer

Harris Trust and Savings Bank
311 W. Monroe
12/th/ Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Group

     Re: __% Senior Subordinated Notes due 2008

Ladies and Gentlemen:

     Reference is hereby made to the Indenture, dated as of August __, 1998 (the "Indenture"), among Bell Sports, Inc., as issuer (the "Company"), the Guarantors party thereto and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

CHECK ALL THAT APPLY


1. [_] Check if Transferee will take delivery of (i) a beneficial interest in the U.S. Global Note or (ii) a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the U.S. Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] Check if Transferee will take delivery of (i) a beneficial interest in the Reg S Global Note or (ii) a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Reg S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [_] Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

     (b) [_] Such Transfer is being effected to the Company or a subsidiary thereof; or

     (c) [_] Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

     (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

     (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes on Restricted Definitive Notes and in the Indenture and the Securities Act.

     (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.


__________________________          Dated:______________
[Insert Name of Transferor]



By:_______________________
     Name:
     Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

     [CHECK ONE OF (a) OR (b)]

     (a) [_]  a beneficial interest in the:

         (i)  [_]  U.S. Global Note (CUSIP       ), or

         (ii) [_]  Reg S Global Note (CUSIP          ), or

     (b) [_] a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

     [CHECK ONE]

     (a) [_] a beneficial interest in the:

          (i)  [_]  U.S. Global Note (CUSIP           ), or

          (ii) [_]  Reg S Global Note (CUSIP          ), or

          (iii) [_] Unrestricted Global Note (CUSIP   ); or

     (b) [_] a Restricted Definitive Note; or

     (c) [_] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                   EXHIBIT D

                        FORM OF CERTIFICATE OF EXCHANGE

Bells Sports, Inc.
6350 San Ignacio Avenue
San Jose, California  95119
Attention:  Chief Financial Officer

Harris Trust and Savings Bank
311 W. Monroe
12/th/ Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Group

          Re:  __% Senior Subordinated Notes due 2008

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of August __, 1998 (the "Indenture"), among Bell Sports, Inc., as issuer (the "Company"), the Guarantors party thereto and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a) [_]   Check if Exchange is from beneficial interest in a Restricted
     Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
     Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     (b) [_]   Check if Exchange is from beneficial interest in a Restricted
     Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_]   Check if Exchange is from Restricted Definitive Note to
     beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_]   Check if Exchange is from Restricted Definitive Note to
     Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [_]   Check if Exchange is from Restricted Definitive Note to
     beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] [_] U.S. Global Note or [_] Reg S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantor.


__________________________
[Insert Name of Owner]


By:_______________________
   Name:
   Title:

Dated:________________

                                   EXHIBIT E

                       FORM OF CERTIFICATE FROM ACQUIRING
                       INSTITUTIONAL ACCREDITED INVESTOR

Bells Sports, Inc.
6350 San Ignacio Avenue
San Jose, California  95119
Attention:  Chief Financial Officer

Harris Trust and Savings Bank
311 W. Monroe
12/th/ Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Group

          Re:  __% Senior Subordinated Notes due 2008

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of August __, 1998 (the "Indenture"), among Bell Sports, Inc., as issuer (the "Company"), the Guarantors party thereto and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:


          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
                                         --------------

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


_______________________________    Dated: __________________, ____
[Insert Name of Accredited Investor]


By:_______________________________
   Name:
   Title:

                             CROSS-REFERENCE TABLE*


 Trust Indenture
   Act Section                                              Indenture Section
 ---------------                                            -----------------
310(a)(1)                                                       7.10
   (a)(2)                                                       7.10
   (a)(3)                                                       N.A.
   (a)(4)                                                       N.A.
   (b)                                                          7.8; 7.10; 12.2
   (c)                                                          N.A.

311(a)                                                          7.11
   (b)                                                          7.11
   (c)                                                          N.A.
312(a)                                                          2.5
   (b)                                                          12.3
   (c)                                                          12.3
313(a)                                                          7.6
   (b)(1)                                                       N.A.
   (b)(2)                                                       7.6
   (c)                                                          7.6; 12.2
   (d)                                                          7.6

314(a)                                                          4.9; 12.2
   (b)                                                          N.A.
   (c)(1)                                                       12.4
   (c)(2)                                                       7.2; 12.4
   (c)(3)                                                       N.A.
   (d)                                                          N.A.
   (e)                                                          12.5
   (f)                                                          N.A.

315(a)                                                          7.1(2)
   (b)                                                          7.5; 12.2
   (c)                                                          7.1(1)
   (d)                                                          7.1(3)
   (e)                                                          6.11
316(a)(last sentence)                                           2.9(a)(1)(A)6.5
   (a)(1)(B)                                                    6.4
   (a)(2)                                                       N.A.
   (b)                                                          6.7
317(a)(1)                                                       6.8

   (a)(2)                                                       6.9
   (b)                                                          2.4
318(a)                                                          12.1

---------------------

N.A. means not applicable.
*This Cross-Reference Table is not part of this Indenture.

                                      E-2